Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
3D Systems Corporation
Rock Hill, South Carolina
We hereby consent to the incorporation by reference in Amendment No. 1 to Registration No. 333-115642 of our reports dated March 3, 2009, relating to the consolidated financial statements, the effectiveness of 3D Systems Corporation’s internal control over financial reporting, and schedules of 3D Systems Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Charlotte, North Carolina
May 20, 2009